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                                                                EXHIBIT 99.1

KV PHARMACEUTICAL COMPANY
-------------------------

                                           CONTACT:
                                           CATHERINE M. BIFFIGNANI
                                           VICE PRESIDENT, INVESTOR RELATIONS
                                           314-645-6600

                                           [KV PHARMACEUTICAL logo]
FOR IMMEDIATE RELEASE



            KV PHARMACEUTICAL COMPANY LAUNCHES PRIMACARE(R) ONE -
               FIRST PRENATAL CONTAINING ESSENTIAL FATTY ACIDS
                        TO OFFER ONE DOSE CONVENIENCE

 LAUNCH OF PRIMACARE(R)ONE EXPANDS THER-RX'S CONTINUUM OF CARE FOR WOMEN AND
          STRENGTHENS LEADERSHIP POSITION IN PRESCRIPTION PRENATALS

St. Louis, MO., September 7, 2004 - KV Pharmaceutical Company (NYSE:
KVa/KVb) announced today that its Ther-Rx Corporation branded pharmaceutical subsidiary has launched PrimaCare(R)ONE. PrimaCare(R)ONE is a proprietary line extension to Ther-Rx's PrimaCare(R) nutritional product, one of the fastest growing prescription prenatal products in the branded segment with 9.3% market share.

PrimaCare(R)ONE is formulated to provide both prenatal and postnatal nutritional support for mothers and babies, and ongoing nutritional support for women throughout their childbearing years with the convenience of one-dose-per-day dosage form. The product further extends Ther-Rx's leadership in marketing innovative branded pharmaceuticals to women in their childbearing years as part of its PreCare(R) family prescription nutritional product line.

PrimaCare(R)ONE contains essential fatty acids that have been widely studied in pregnancy. They are believed to support fetal and infant development, as well as the mother's immediate and long term health requirements.

"We believe PrimaCare(R)ONE is an important step in our efforts to provide easy-to-use solutions to women seeking to protect their own health and promote critical early-stage fetal and infant development through prescription nutritional supplement," stated Michael S. Anderson, Chief Executive Officer of Ther-Rx Corporation. "While heightened attention to the value of essential fatty acids has led to improvements in infant formula quality, PrimaCare(R)ONE makes it easier than ever for women to start getting those benefits sooner, even before the baby is born. Post-birth, PrimaCare(R)ONE also helps support the mother's recovery and ongoing health throughout her childbearing years, all in one convenient dose."



PrimaCare(R)ONE is the newest offering in a line of prescription prenatal nutritional offered by Ther-Rx Corporation which includes PreCare(R) Caplet, the leading product in the branded prescription prenatal marketplace. The Ther-Rx line of prenatal vitamins has achieved over a 40% share of the total branded prescription nutritional U.S. marketplace.


ABOUT KV PHARMACEUTICAL COMPANY
KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops and markets technology-distinguished branded and generic/non-branded prescription pharmaceutical products. The Company markets its technology distinguished products through ETHEX Corporation, a national leader in pharmaceuticals that compete with branded products, and Ther-Rx Corporation, its emerging branded drug subsidiary. KV has consistently ranked as one of America's fastest growing small companies, most recently by Forbes in its October 2003 issue and one of Business Week's "Hot Growth Companies" in the June 2004 issue.

For further information about KV Pharmaceutical Company, please visit the Company's corporate website at www.kvpharmaceutical.com.


SAFE HARBOR
The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation reform Act of 1995 ("PSLRA") and which may be based on or include assumptions, concerning KV's operations, future results and prospects. Such statements may be identified by the use of words like "plans", "expect", "aim", "believe", "projects", "anticipate", "commit", "intend", "estimate", "will", "should", "could", and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including without limitation, statements about the Company's strategy for growth, product development, regulatory approvals, market position, expenditures and financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the "safe harbor" provisions, KV provides the following cautionary statements identifying important economic, political and technology factors which, among others, could cause the actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates and capital and consumer spending; (2) the difficulty of predicting FDA approvals; (3) acceptance and demand for new pharmaceutical products; (4) the impact of competitive products and pricing; (5) new product development and launch; (6) reliance on key strategic alliances; (7) the availability of raw materials; (8) the regulatory environment; (9) fluctuations in operating results; (10) the difficulty of predicting the pattern of inventory movements by the Company's customers; (11) the impact of competitive response to the Company's efforts to leverage its branded power with product innovation, promotional programs, and new advertising; (12) risks that the company may not ultimately prevail in its Paragraph IV litigation and that any period of exclusivity may not in fact be realized; and (13) the risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

This discussion is by no means exhaustive, but is designed to highlight important factors that may impact the Company's outlook.


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